LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

      The undersigned hereby constitutes and appoints Ronald Lejman and Kevin McClelland, or either of them acting singly and with full power of substitution, his true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of UniTek Global Services, Inc. (the "Company"), Forms 3, 4 or 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 and any amendment thereto and the timely filing of such form with the United States Securities and Exchange Commission ("SEC") and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and

(3) take any other action in connection with the foregoing which, in the opinion of either such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned in connection with the execution and filing of Forms 3, 4, or 5, or amendments thereto, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/ her discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

    This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked in writing.

      IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney.


               /s/Michael Hayford             4/4/13
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               Signature                      Date